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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-22581 (as amended), 33-36303, 33-63554, 33-65383, 333-34147, 333-50388 and
333-136289 on Form S-8, and Registration Statement No. 333-132203 on Form S-1 of USG Corporation (the "Corporation") of our reports dated February 13, 2007, relating to the consolidated financial statements and financial statement schedule of the Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Corporation's adoption of Financial Accounting Standards Board Interpretation No. 47, "Accounting for Conditional Asset Retirements" in 2005 and the Corporation's adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment" and Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" in 2006) and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 16, 2007